Exhibit 99.2

RE: NN, Inc.
207 Mockingbird Lane
3rd Floor
Johnson City, TN 37604

FOR FURTHER INFORMATION:

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Robbie Atkinson	Marilynn Meek
Corporate Treasurer & Investor Relations	(General info)
(423) 434-8398	212-827-3773

FOR IMMEDIATE RELEASE

September 22, 2015

NN, INC. ANNOUNCES SENIOR NOTES OFFERING IN CONNECTION WITH ITS ACQUISITION OF

PRECISION ENGINEERED PRODUCTS HOLDINGS, INC.

Johnson City, Tenn, September 22, 2015 –NN, Inc. (NASDAQ: NNBR) (“NN”), a diversified industrial company, today announced that it intends to offer, subject to market and other conditions, $300.0 million aggregate principal amount of Senior Notes due 2023 (the “Notes”) in a private placement.

NN intends to use the net proceeds of the Notes offering to fund, in part, the proposed acquisition (the “Acquisition”) of Precision Engineered Products Holdings, Inc. (“PEP”) announced on August 17, 2015, to repay certain existing indebtedness of NN and to pay related fees and expenses. The issuance of the Notes is conditioned upon the consummation of the Acquisition. The Notes will be guaranteed by each existing direct and indirect domestic restricted subsidiary of NN (excluding immaterial subsidiaries), including PEP and each of its domestic restricted subsidiaries (excluding immaterial subsidiaries), and by each future domestic subsidiary of NN that guarantees the obligations under any credit facility of NN.

The Notes are being offered only to qualified institutional buyers inside the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes. Any offers of the Notes will be made only by means of a private offering memorandum. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

NN, a diversified industrial company, manufactures and supplies high precision metal bearing components, industrial plastic and rubber products and precision metal components to a variety of markets on a global basis. Headquartered in Johnson City, Tennessee, NN has 26 manufacturing plants in North America, Western Europe, Eastern Europe, South America and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by NN pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, inventory levels, regulatory compliance costs and NN’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, NN’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending or completed acquisitions are also forward-looking statements, including statements relating to the anticipated closing date of an acquisition, NN’s ability to obtain required regulatory approvals or satisfy closing conditions, the costs of an acquisition and NN’s source(s) of financing, the future performance and prospects of an acquired business, the expected benefits of an acquisition on NN’s future business and operations and the ability of NN to successfully integrate recently acquired businesses.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in NN’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, NN’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.